UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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GENCO SHIPPING & TRADING LIMITED
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Genco Shipping & Trading Responds to Diana Shipping Inc.’s Intent to Nominate Directors to Replace Entire Genco Board

Reiterates Commitment to Enhancing Shareholder Value

Reiterates Benefits of Genco Acquiring Diana for Creating Value for Both Company Shareholders

No Shareholder Action Required at This Time

NEW YORK, January 16, 2026 -- Genco Shipping & Trading Limited (NYSE:GNK) (“Genco” or the “Company”), the largest U.S. headquartered drybulk shipowner focused on the global transportation of commodities, today responded to Diana Shipping Inc. (“Diana”), which disclosed its intent to nominate six director candidates to stand for election to the Genco Board of Directors at the Company’s 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”).

Genco issued the following statement:

Our Board is dedicated to upholding the highest standards for corporate governance to further its fiduciary duties.

In that light, the Board takes its composition seriously and has a rigorous process to review and consider director candidates that it applies to every candidate. That process has resulted in a Board with six highly qualified individuals, five of whom are independent and all of whom possess valuable skills and experience in shipping and other areas relevant to advancing Genco’s strategy and creating shareholder value.

Our Board and leadership team are executing a comprehensive value strategy that is delivering strong operating and financial results and positioning Genco to create significant shareholder value throughout the cycles. Moreover, Genco has also earned top quartile rankings in an industry-wide corporate governance research report for many years.

Today, Diana has disclosed its intention to nominate six director candidates to replace our entire Board in furtherance of an indicative, unsolicited proposal to acquire all outstanding shares of Genco that it did not already own for $20.60 per share.

As previously disclosed, our Board thoroughly reviewed the proposal with the assistance of external advisors and determined the proposal significantly undervalued Genco, was not in the best interest of our shareholders and had considerable execution risks. Our Board therefore determined that further engagement on the proposal was not warranted.

However, as part of its review, our Board determined that an acquisition of Diana by Genco would create value for both Diana and Genco shareholders. As we announced, our Board therefore authorized our management team to engage with Diana on an alternative structure in which Genco would acquire Diana using cash and Genco’s superior equity currency as consideration. Instead of working constructively toward a path forward that would create significant value for its shareholders, Diana refused to engage, has doubled down on its previously rejected indicative proposal and disclosed its intention to nominate directors to replace our entire Board.

Notwithstanding that Diana’s apparent sole objective is to acquire Genco at a significant discount to its NAV and without an appropriate premium in exchange for control of Genco, our Board will remain true to its high standards for governance and its fiduciary duties. As such, the Nominating and Corporate Governance Committee of our Board will review the proposed nominees in accordance with the Company’s standard process and guidelines.

Our Board and leadership are committed to optimizing the value Genco creates for shareholders and taking actions that are in the best interest of Genco shareholders.

The Board will make its formal recommendation with respect to Diana’s nominees in the Company’s proxy statement, which will be filed with the Securities and Exchange Commission (the “SEC”) and mailed to shareholders eligible to vote at the 2026 Annual Meeting of Shareholders, which has not yet been scheduled.

Genco Shareholders are not required to take any action at this time.

Jefferies LLC is acting as financial advisor to Genco, and Herbert Smith Freehills Kramer (US) LLP is serving as legal counsel to Genco.

About Genco Shipping & Trading Limited

Genco Shipping & Trading Limited is a U.S. based drybulk ship owning company focused on the seaborne transportation of commodities globally. We transport key cargoes such as iron ore, coal, grain, steel products, bauxite, cement, nickel ore among other commodities along worldwide shipping routes. Our wholly owned high quality, modern fleet of dry cargo vessels consists of the larger Newcastlemax and Capesize vessels (major bulk) and the medium-sized Ultramax and Supramax vessels (minor bulk), pro forma for agreed upon acquisitions, enabling us to carry a wide range of cargoes. Genco’s fleet consists of 45 vessels with an average age of 12.5 years and an aggregate capacity of approximately 5,045,000 dwt, pro forma for agreed upon acquisitions.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on our management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this release are the following: (i) the Company’s plans and objectives for future operations; (ii) that any transaction based on the non-binding indicative proposal or otherwise may not be consummated at all; (iii) the ability of Genco and its shareholders to recognize the anticipated benefits of any such transaction; and (iv) other factors listed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent reports on Form 8-K and Form 10-Q. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information Regarding Proxy Solicitation

Genco intends to file a proxy statement and associated WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for Genco’s 2026 Annual Meeting of Shareholders (the “Proxy Statement”). Genco, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2026 Annual Meeting of Shareholders, including John C. Wobensmith (Chairman of the Board, Chief Executive Officer and President), Peter Allen (Chief Financial Officer), Joseph Adamo (Chief Accounting Officer), Jesper Christensen (Chief Commercial Officer), and Genco’s directors other than Mr. Wobensmith, namely Paramita Das, Kathleen C. Haines, Basil G. Mavroleon, Karin Y. Orsel, and Arthur L. Regan. Investors and security holders may obtain more detailed information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, in Genco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 21, 2025 and Genco’s proxy statement for the 2025 Annual Meeting of Shareholders, filed with the SEC on April 9, 2025. To the extent holdings of such participants in Genco’s securities have changed since the amounts described, in the 2025 proxy statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of Genco’s Board of Directors for election at the 2026 Annual Meeting of Shareholders will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other relevant documents filed by Genco free of charge from the SEC’s website, www.sec.gov. Genco’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to Genco Shipping & Trading Limited, 299 Park Avenue, 12th Floor, New York, NY 10171 or from the Investors section of Genco’s website at www.gencoshipping.com.

Investor Contact
Peter Allen
Chief Financial Officer
Genco Shipping & Trading Limited
(646) 443-8550

Media Contact

Leon Berman
The IGB Group
(212) 477-8438
lberman@igbir.com